UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2008

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of Deferral Plan

On December 15, 2008, Lyondell Chemical Company (“Lyondell”) amended and restated the Lyondell Deferral Plan, effective as of January 1, 2009, to change the interest crediting rate methodology and remove references to the Executive Supplementary Savings Plan.

Amendment to Executive Supplementary Savings Plan

On December 15, 2008, Lyondell amended the Lyondell Executive Supplementary Savings Plan, effective as of January 1, 2009, to terminate such plan.

Amendment to Executive Life Insurance Plan

On December 15, 2008, Lyondell amended the Lyondell Executive Life Insurance Plan, effective as of January 1, 2009, to limit the eligibility to officers of LyondellBasell Industries AF S.C.A., the indirect parent of Lyondell.

Amendment and Restatement of Executive Long Term Disability Plan

On December 15, 2008, Lyondell amended and restated the Lyondell Executive Long Term Disability Plan, effective as of January 1, 2009, to limit the eligibility to officers of LyondellBasell Industries AF S.C.A., the indirect parent of Lyondell.

Amendment to Executive Medical Plan

On December 15, 2008, Lyondell amended the Lyondell Executive Medical Plan, effective as of January 1, 2009, to limit the plan participation to former executives whose employment agreements require the continuation of relevant benefits.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1(b)	Amendment to Executive Supplementary Savings Plan

10.3(c)	Amendment to Executive Medical Plan

10.4	Amended and Restated Deferral Plan

10.5	Amended and Restated Executive Long Term Disability Plan

10.6(a)	Amendment to Executive Life Insurance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Gerald A. O’Brien
Name:	Gerald A. O’Brien
Title:	Vice President, Deputy General Counsel and Secretary

Date: December 19, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

10.1(b)	Amendment to Executive Supplementary Savings Plan

10.3(c)	Amendment to Executive Medical Plan

10.4	Amended and Restated Deferral Plan

10.5	Amended and Restated Executive Long Term Disability Plan

10.6(a)	Amendment to Executive Life Insurance Plan